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Second Quarter 2018 Earnings Conference Call
August 3, 2018

David Mordy – Director of Investor Relations

David Mordy – Director of Investor Relations

Thank you, Ginger. Good morning, everyone. Welcome to our second quarter 2018 earnings conference call. Scott Prochazka, president and CEO, and Bill Rogers, executive vice president and CFO, will discuss our second quarter 2018 results and provide highlights on other key areas, including our pending merger with Vectren. Also with us this morning are several members of management who will be available during the Q&A portion of our call.

In conjunction with our call, we will be using slides which can be found under the Investors’ section on our website, CenterPointEnergy.com. For a reconciliation of the non-GAAP measures used in providing earnings guidance in today’s call, please refer to our earnings news release and our slides. They have been posted on our website, as has our Form 10-Q.

Please note that we may announce material information using SEC filings, news releases, public conference calls, webcasts and posts to the Investors’ section of our website. In the future, we will continue to use these channels to communicate important information and encourage you to review the information on our website.

Today, management will discuss certain topics that will contain projections and forward-looking information that are based on management’s beliefs, assumptions and information currently available to management. These forward-looking statements are subject to risks or uncertainties. Actual results could differ materially based upon factors, including weather variations, regulatory actions, economic conditions and growth, commodity prices, changes in our service territories and other risk factors noted in our SEC filings.

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We will also discuss our guidance for 2018. The guidance range considers Utility Operations performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and non-merger financing activities. In providing this guidance, the company uses a non-GAAP measure of adjusted diluted earnings per share that does not include other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the Zero-Premium Exchangeable Subordinated Notes or ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business. The guidance range also considers such factors as Enable’s most recent public forecast and effective tax rates.

During today’s call and in the accompanying slides, we will refer to public law number 115-97, initially introduced as the Tax Cuts and Jobs Act, as TCJA or simply “Tax Reform.”

Before Scott begins, I would like to mention that this call is being recorded. Information on how to access the replay can be found on our website.

I’d now like to turn the call over to Scott.

Scott Prochazka – President & CEO

Thank you, David and good morning ladies and gentlemen. Thank you for joining us today, and thank you for your interest in CenterPoint Energy. Since we have some potential new investors on this call, I would like to start with a brief overview of CenterPoint’s vision and strategy. Later in the call, Bill will provide an overview of how we present our financial performance.

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Beginning on slide 5, CenterPoint has a long-standing vision to lead the nation in delivering energy, service and value. We are committed to leadership and have been recognized for our use of technology to improve operations and create a better service relationship with our customers. We have enjoyed these successes due to our simple strategy of Operate, Serve and Grow. These three elements keep us focused on safely and reliably maintaining and operating more than $20 billion in assets, making sure our customers receive the benefits of our investments and product offerings and creating growth opportunities for our employees and our investors. This is done by making the right investments in our energy delivery systems, in the new technologies we introduce to improve efficiency and service quality, in our employees and in the communities we serve. The pending merger with Vectren is well aligned with our vision and strongly supports the elements of our strategy.

Next, I will cover the quarterly results, business unit highlights and full-year outlook. Turning to slide 6, this morning we reported a second quarter 2018 net loss of $75 million, or 17 cents per diluted share, compared with net income of $135 million, or 31 cents per diluted share in the same quarter of last year. This quarter includes a non-cash charge of 42 cents per share associated with our ZENS securities primarily as a result of AT&T’s acquisition of Time Warner.

On a guidance basis, excluding $34 million of pre-tax costs associated with the pending merger with Vectren, second quarter 2018 adjusted earnings were $127 million, or 30 cents per diluted share, compared with adjusted earnings of $125 million, or 29 cents per diluted share in the same quarter last year. Increases were associated with the lower federal income tax rate

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related to tax reform, rate relief, equity return primarily due to the annual true-up of transition charges, customer growth and midstream investments. These benefits were largely offset by higher operations and maintenance expense, depreciation and amortization and interest expense and certain timing impacts due to both the 2017 Texas Gulf rate order and the latest Arkansas decoupling mechanism.

Utility Operations and Midstream Investments both had a solid quarter. Our performance keeps us on track to achieve the high end of our $1.50 - $1.60 EPS guidance range, excluding costs associated with the pending merger with Vectren. Our business segments continue to implement their strategies, which are focused on safely addressing the growing needs of our customers, while enhancing financial performance.

Turning to slide 7, I will cover business highlights, starting with Houston Electric. Electric transmission and distribution core operating income in the second quarter of 2018 was $167 million, compared to $151 million in the same quarter last year. We see continued growth in our electric service territory, adding more than 34,000 metered customers since the second quarter of 2017.

On the regulatory front, we made a transmission investment recovery, or TCOS, filing in May requesting an annual revenue increase of $41 million based on a $285 million increase to rate base which is largely a result of completing the Brazos Valley Connection transmission project.

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We plan to file a certificate of convenience and necessity, or CCN, with the Public Utility Commission of Texas, or PUCT, in September for our Freeport Master Plan Project. We anticipate a ruling from the PUCT in the third quarter of 2019. This project is currently included in our five-year plan at a cost of $250 million as filed in our 2017 Form 10-K. We now anticipate this project will cost up to $630 million and we will include this as part of our new 5-year capital plan in our 2018 Form 10-K. For a full regulatory update of our current filings, please see slide 24. Houston Electric is having a strong year and is performing ahead of our expectations for 2018.

Turning to slide 8, Natural Gas Distribution operating income in the second quarter of 2018 was $7 million compared to $42 million in the same quarter of last year. We continue to see solid customer growth with the addition of more than 29,000 customers since the second quarter of 2017. The variance for the quarter was largely driven by the timing elements I mentioned earlier and which Bill will discuss in more detail later. In short, Natural Gas Distribution is performing well and on target to meet our expectations for 2018.

Overall, CenterPoint is on track with our planned $1.7 billion in capital expenditures for the year.

Energy Services’ operating income was $7 million in the second quarter of 2018, compared to $10 million in the same quarter last year, excluding a mark-to-market gain of $8 million and $6 million, respectively. We continue to see value from our recent acquisitions and are reiterating Energy Services’ core operating income target of $70 - $80 million for 2018.

As mentioned earlier, Midstream Investments contributed 10 cents per diluted share in the second quarter of 2018 compared to 9 cents per diluted share in the same period last year. On slide 9, we’ve captured some of the highlights from Enable’s second quarter earnings call on

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August 2. Quarterly volumes of gas gathered and processed were at an all-time high since Enable’s formation in May 2013. On their second quarter call, Enable stated they anticipated achieving for 2018 the midpoint or higher of their net income attributable to common units guidance of $375 - $445 million. We use this guidance as input for CenterPoint’s EPS guidance.

Turning to slide 10, we continue to forecast strong earnings growth relative to 2017 and are excited about the second half of the year. Year-to-date for guidance EPS, we are 19 cents ahead of where we were at this time last year. We anticipate that utility rate relief and customer growth, contributions from Energy Services and earnings from Enable will continue to drive growth. We are reiterating our 2018 guidance EPS at the upper end of our $1.50 - $1.60 range, excluding costs associated with the pending merger with Vectren.

Regarding the merger, I am pleased with the integration planning work done to date and look forward to closing the merger with Vectren in the first quarter of 2019. Once merged, we will be better positioned as a leading U.S. energy delivery, infrastructure and services company. Over the past couple of months, I have had the opportunity to meet with many Vectren employees. I am excited by the enthusiasm they share to help build a company that is committed to common values, safety, customers, communities, reliable operations and growth. I have also met with stakeholders including regulators, customers and local officials in both Indiana and Ohio. I believe these stakeholders appreciate our values and the commitment we have to serving our customers.

I’d now like to turn the call over to Bill.

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Bill Rogers - CFO

Thank you, Scott.

We recognize that there may be new analysts on this earnings call. Therefore, before I begin the quarter and year-to-date discussions, I want to provide an overview of how we present our financial performance as described on slide 12. I will start with a GAAP EPS versus guidance EPS when reporting our results. We have adjusted our GAAP EPS for two items to determine guidance EPS. Those adjustments are mark-to-market impacts at our Energy Services business and the net of the mark-to-market of assets and liabilities associated with our ZENS securities and related stocks. We do not adjust for timing related items, one-time items or Enable related mark-to-market impacts. For a detailed reconciliation, please see appendix slides 28, 29 and 30.

We have five business segments within our company. Those segments are Electric Transmission and Distribution, Natural Gas Distribution, Energy Services, Midstream Investments and Other Operations. The term Utility Operations in our EPS breakout includes the four business segments other than the Midstream Investments segment.

When we speak of Core Operating Income we exclude the transition and system restoration bonds from Electric Transmission and Distribution and the mark-to-market impacts from Energy Services. Core operating income does not provide any adjustments to the Natural Gas Distribution segment nor does it include Other Operations.

With that overview, I will now review the financial performance for the second quarter. On a GAAP basis we reported a second quarter 2018 loss of 17 cents per diluted share.

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Earnings included a non-cash charge of 42 cents per diluted share associated with our ZENS securities. This 42 cents is primarily due to the acquisition of Time Warner by AT&T whereby Time Warner stockholders received cash and AT&T stock. As with our ZENS accounting for Charter’s acquisition and merger of Time Warner Cable in the second quarter of 2016, there were no cash flow or tax impacts as a result of this transaction. Further details are provided on page 22 of the slide deck as well as note 11 in our second quarter Form 10-Q.

In order to review our financial performance on a guidance basis, I will begin with quarter to quarter operating income walks for our Electric T&D and Natural Gas Distribution segments, then review EPS drivers for Utility Operations, and finish with our consolidated earnings on a guidance basis. My intent is to help investors understand the elements which give us confidence in achieving the high end of our 2018 guidance range, excluding costs associated with the pending merger with Vectren. As we noted in the first quarter, the adoption of the accounting standard for compensation-retirement benefits resulted in increased operating income for 2017 as it moved certain amounts below the operating income line.

As you can see on slide 13 Houston Electric performed well during the second quarter. While revenue and operating income decreased $19 million as a result of tax reform, this decrease is offset by lower income tax expense when looking to the net income line. Rate relief translated into $26 million favorable variance for the quarter and customer growth provided an $8 million positive variance. Usage accounted for $9 million favorable variance, primarily due to a return to more normal weather. Equity return, related to the true up of transition charges,

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increased $14 million. We have provided an updated equity return amortization table in the appendix due to our recent non-standard true up filing. O&M accounted for an unfavorable variance of $15 million. Excluding the equity return and the tax reform adjustment, Houston Electric’s operating income increased by $21 million on a quarter to quarter basis. Overall, Houston Electric is performing ahead of our expectations for 2018.

Turning to slide 14, Natural Gas Distribution operating income for the second quarter was $7 million versus $42 million for the second quarter of last year. This $35 million decline was primarily attributable to three items. First, the recording of regulatory liabilities to reflect the decrease in the tax rate from tax reform has a corresponding decrease to revenue of $5 million. As noted in the Houston Electric review, there is a corresponding offset in income tax expense. Second, the timing of a decoupling normalization accrual recorded in the second quarter of 2017 associated with warmer than normal weather during the 2016-2017 winter season accounted for a $16 million benefit in 2017 that was not repeated in 2018. Third, in second quarter 2017, we had a one-time net benefit of $10 million attributable to adjustments related to the Texas Gulf rate order. Operating income also included a $7 million positive variance from rate relief, a $2 million benefit from customer growth, and a $11 million increase in O&M expense. The Natural Gas Distribution segment is performing well and is on track with our expectations for 2018.

Energy Services second quarter operating income, excluding mark-to-market adjustments, was $7 million versus $10 million in the second quarter of 2017. For this business segment, we are reiterating our operating income target for the full-year 2018 of $70 to $80 million, compared to $46 million for 2017, again excluding mark-to-market adjustments in both years.

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Our quarter to quarter utility operations EPS walk on a guidance basis is on slide 15. We start with twenty cents and subtract two cents for core operating income inclusive of Energy Services and excluding equity return. This decrease is a result of items I noted in the operating income walk for Gas Distribution. Next, we had one cent for additional interest expense as a result of higher debt to fund capital investment. We also had additional interest expense connected with our bridge financing; however, that is included in merger-related expenses. Next, we add two cents of improvement from equity return and one cent of improvement for other. Other does include the benefit from a lower federal income tax rate. That brings us to twenty cents of utility operations EPS on a guidance basis, excluding six cents of merger-related expenses.

Our consolidated guidance EPS comparison is on slide 16 starting with 29 cents for the second quarter of 2017 and ending with 30 cents for the second quarter of 2018. In short, we were even quarter over quarter for utility operations. Midstream Investments, after a two cent market-to-market charge, had a one cent net EPS gain.

Slide 17 shows the year-to-date consolidated guidance comparison starting with 66 cents for the first half of 2017 and ending with 85 cents per share for the first half of 2018. Utility Operations has delivered sixteen cents of improvement year to date primarily due to the strong performance in our electric utility and in Energy Services. Midstream Investments, after a three cent mark-to-market charge year to date, has delivered a net three cent improvement. With this nineteen cents of total improvement year to date we are well on track to meet the high end of our 2018 guidance range.

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Now turning to slide 18, we are providing an update as to key milestones in our pending merger with Vectren. Vectren shareholders will vote on the pending merger on August 28th. We made informational filings with the Indiana and Ohio commissions and a hearing is scheduled for Indiana on October 17th. There is no hearing scheduled in Ohio and no parties intervened or protested our FERC application.

Our plan of financing is unchanged since the first quarter update. We plan to finance the acquisition of Vectren common shares with a combination of $2.5 billion dollars of CenterPoint common equity, mandatory convertibles or other high equity content securities. The remainder of the acquisition financing will be senior notes and/or commercial paper issued by our holding company and cash.

Additionally, the process for our internal spin of Enable is progressing well and is expected to be completed in 2018, prior to the Vectren merger close. As we have shared previously, we do not plan to sell Enable units to finance the merger.

Moving to slide 19, the plan of financing is based upon our objective to achieve a consolidated 15% adjusted funds from operation to debt as measured by rating agencies in 2020. We view that with our current business risk profile and this debt coverage we will achieve BBB or better credit quality for all of our rated debt securities upon the closing of the merger.

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I will conclude on slide 20 with our prospective combined company projected rate base. We created this combined rate base slide from year-end rate base estimates provided by us and Vectren’s rate base estimates published yesterday in their earnings’ call slides. CenterPoint’s year end rate base estimates are consistent with the average rate base estimates that we provided on our February 22nd call. Added together, our investments produce a compound annual growth rate of 7.6% for the 2017 through 2022 period. We anticipate both companies will be updating their capital expenditure plans in their respective independent filings of their 2018 form 10-K’s.

Finally, we’d like to note our recently declared dividend of 27.75 cents per common share. This is an approximate 4% increase relative to a year ago and consistent with our 4% annual increases in dividends over the last several years. I’ll now turn the call back to David.

David Mordy – Director of Investor Relations

Thank you, Bill. We will now open the call to questions. In the interest of time, I will ask you to limit yourself to one question and a follow up. Ginger…

(Operator instructions)

Ali Agha:

Good morning. My first question, Bill, I mean – I wanted to just get a sense any further thoughts that of the $2.5 billion equity in terms of the mix that you’re looking at, are we still thinking that the bulk of it will be common, as opposed to mandatory or some other form? And just some sense of how you’re thinking about the timing.

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Bill Rogers:

Ali, good morning. It’s Bill. I think you said it correctly. The bulk of it is $2.5 billion and it’s a combination of common equity, mandatory convertibles or other high-equity content securities.

With respect to the timing, we have said we intend to complete the permanent financing for the acquisition of Vectren common shares before we close on the merger.

Ali Agha:

Okay. And I guess my second question, Scott, to you, looking at the numbers you’ve given us on slide 20, which break out the rate base growth rates for each company separately, on a – if I look at just the CenterPoint component of it, you’re growing at about 8.1%, the Vectren numbers are 6.6%, so the combined gets to 7.6% that you pointed out.

I guess the question being that on a stand-alone basis, so rate base growth, which is a good proxy for earnings growth, in my mind, is actually higher. So, again, I’m not quite clear what Vectren would bring to the table given that it’s actually diluting your rate base growth rate.

Scott Prochazka:

Yeah, Ali, the way I would respond to that is they have – still have a very strong growth rate on their rate base given their capital plans. Their plans, as they have shared them, or their expectations involve growth in both their regulated businesses and their unregulated businesses. And when you look at the growth opportunities for that complete set, matched up with our set, we think they’re nicely complementary to our growth rate. So this is just taking a look at the utility side.

I will also say that each year, both companies or all companies update their capital plans based on requirements going forward. But their – as you pointed out, their growth rate is technically lower than ours on the utility side, but they anticipate other growth in some of their non-regulated business units.

Ali Agha:

Thank you.

Operator:

Your next question is from Julien Dumoulin-Smith from Bank of America.

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Julien Dumoulin-Smith:

Hey. So I wanted to follow up on the sale – well, basically the financing composition here. Can you perhaps elaborate a little bit on your latest thoughts on Enable just in the context of ongoing equity needs, independent of the sale, and also with respect to the sale, the composition of equity and equity units, if you have any further thought process in how exactly you want to structure it?

Scott Prochazka:

So, Julien, I don’t think we have any more to share on the composition piece in terms of our equity other than what Bill just shared a minute ago. And with respect to Enable, look, right now, we are focused on the financing of this transaction. What we have said is following the transaction, we will have some modest equity requirements to fund the capital requirements of our businesses going forward. And at that time, Enable may be a source of funds for that. But at this point, we’re focused on completing this transaction and the necessary financing for it.

Julien Dumoulin-Smith:

Got it. Understood. And can you elaborate a little bit – I mean, you just discussed a little bit already around the accretive nature to rate base of the Vectren acquisition. Can you comment a little bit more specifically around the electric versus gas versus non-reg contributions to that future rate base? Or let’s keep it with electric versus gas, just to keep – keep the focus on rate base specifically. But altogether, I mean, I know that this is perhaps separate in the $50 million to $100 million pre-tax that you’ve talked about, but just getting a little bit more of a sense as you have had more time to look at the business.

Scott Prochazka:

Yeah, Julien, I don’t think we’re prepared at this point to comment on the rate base growth deltas by business unit at this point. We are, for context purposes, about three weeks into our integration planning exercise. So we are at the front end of understanding more information about the specifics that would – we will pursue once the deal is closed.

Julien Dumoulin-Smith:

Got it. Or maybe let me specify a little bit more carefully. Electric, on the Vectren side, historically, has seen a little bit more rate inflation and so, therefore, I suppose has had a little bit more of a difficult time accelerating their growth.

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Could you see merger-related benefits accruing such that Electric could see a disproportionate growth again? Or are we talking principally about the sizable growth at gas and just continue to accelerate on that front?

Scott Prochazka:

Well, again, it’s probably premature to be talking about their capital plans. But they do have appreciable spend in both their electric and their gas businesses, if that’s helpful.

Julien Dumoulin-Smith:

All right. Fair enough. Thank you.

Operator:

Your next question is from Michael Weinstein from Credit Suisse.

Michael Weinstein:

Good morning. Could you talk a little bit about the Freeport plan and the reasons for the substantially increased costs? I mean, just looking at the 10-Q and I see that some of it’s related to environmental, and I’m wondering if maybe Hurricane Harvey had something to do with that or – and then, also, as a part of this question, maybe address the – how you think regulators might react to this, to the extent that you’ve already talked to them about these increased costs.

Scott Prochazka:

So, Michael, to your first question, the driver for the increase from the original estimate of 250, that estimate was made early on when we were considering, at a high level, different routing options. During the time between that estimate and the one we just provided, we were able to do much more refined analysis about routing options and the structures needed to be able to withstand certain wind tolerances, as well as recognition of environmental wetland-type areas that are in this region of our service territory.

When you couple the design requirements, including all of those factors, we end up with a cost for this line that has gone up from the 250 up to the number that I specified at around 630. So that’s really the driver. It’s structure and environmental-related routing issues would be the short answer to that. Go ahead.

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Michael Weinstein:

Yeah. And regulatory commentary on this so far, I mean I’m presuming you’ve already had some talks?

Scott Prochazka:

Yeah. So this is something that is just now entering the process with the Commission. We will be presenting that to them as we make our filing. But one point to note, this is an investment that was deemed necessary by ERCOT as a result of reliability needs in the region. So, we still see this as a solution to solve a reliability-related design issue and still believe it’s the most cost-effective solution available.

Michael Weinstein:

Okay. Great. Thank you very much.

Operator:

Our next question is from Michael Lapides from Goldman Sachs.

Michael Lapides:

Hey, guys. Thanks for taking my question. Just thinking about Texas and on the electric side, can you talk to us a little bit about demand trends that you’re seeing specifically – weather normalized, obviously – but specifically across the customer classes, what’s coming in a little bit higher than maybe what you had baked in? What’s coming in a little bit lower than maybe what you anticipated and maybe what the drivers are?

Scott Prochazka:

So Michael, good morning. What we’re noticing around the Texas area is really strong ongoing demand in the commercial and the industrial sectors. That’s what tends to be driving overall throughput along the system as well as some weather-related. But you asked for kind of weather normalized; those two segments tend to be weather normalized automatically.

We still continue to see strong demand with our residential sector. They are essentially on a use per customer basis holding flat, which is what we’ve seen for several years now. We will note that we have seen a slight downturn in the growth rate associated with residential addition. We believe that’s associated with Hurricane Harvey and the impacts that had on residential meters. And I think we’re going to see noise in that growth rate until we pass the period in which Harvey occurred which would be in the fall. So, that’s creating some noise.

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We also had a surge in the most recent period of completing multiple multi-family units. And multi-family unit construction has slowed now while the inventory is being consumed. But our additions in, say a more of a suburban setting continue to be strong. One of our indications for that is we have joint trench crews. These are crews that go out and put in the infrastructure ahead of development build. These crews are operating at a level that is higher than last year, for example. So we see good fundamentals that even though the residential count is lower that the residential demand is still very strong.

Michael Lapides:

Got it. Can you talk to us a little bit about what is your kind of all-in demand growth that you embed in your multi-year guidance?

Scott Prochazka:

We think about 2% overall.

Operator:

Your next question is from Greg Gordon from Evercore.

Greg Gordon:

Two questions. One, it doesn’t seem that – like that big of an issue, but there was a $3 million delta quarter-over-quarter in the Energy Services businesses. Now, you’re obviously still pointing to confidence in your guidance range for the year, so I’m sure it’s intra-quarter volatility. But can you just go into little more detail as to what would cause that?

Scott Prochazka:

Yeah, Greg. There was a little bit of volatility in the quarter. But as you pointed out, it’s a low quarter anyway, so any amount of volatility gets exacerbated. We did – we made some adjustments. There were some adjustments that we made on the balance sheet that had an effect and fairly minor in nature. But again, since the number is small on this quarter, it got amplified.

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Greg Gordon:

Okay.

Scott Prochazka:

The fundamentals – I’ll just say the fundamentals remain very strong in this business. Customer count is up. Our throughput is up. Margin is staying very healthy. So, we’re still very bullish on this space.

Greg Gordon:

Okay. That’s the answer. There was no shift in underlying fundamental trends in the business.

Scott Prochazka:

No, there was not.

Greg Gordon:

Second question is, unless I’m mistaken, I don’t think you’ve announced the full suite of who’s going to be your senior management for the pro forma company other than you definitively being CEO. Is that correct? And if that is, when will we get a fuller sense of who the management team is going to be?

Scott Prochazka:

That is correct. I have not announced it. And as for timing, waiting until later in the process. I’d like the decision making to be informed by our integration planning process. So, it will be a little later on the process before I get to that point.

Operator:

Your next question is from Zack Prince from Merrill Lynch.

Antoine Aurimond:

Hey guys. It’s Antoine actually. How are you?

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Scott Prochazka:

Good morning, Antoine. We’re fine. Thank you.

Antoine Aurimond:

Quickly on the – and apologies if I missed it, but where you guys are in the restructuring of CERC.

Scott Prochazka:

I will let – I’ll let Bill answer this.

Bill Rogers:

Antoine, good morning. As we said, we should be completing that at year-end this year where our investments in Enable Midstream that are held at the CERC level get moved to a separate entity. We call it CenterPoint Midstream. And then we put leverage against those investments, and the use of the proceeds from those borrowings will be to pay down debt at CERC and to pay down debt at the holding company.

Antoine Aurimond:

Got it. And for CERC, there will be – supposedly to reach the debt-to-capital ratio?

Bill Rogers:

Yes, the target debt-to-capital ratio for CERC is the weighted average debt-to-capital ratio that we have for the Utilities in CERC.

Antoine Aurimond:

Got it. And would Energy Services be included in that?

Bill Rogers:

For this time, Energy Services will remain part of CERC.

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Operator:

Please remember if you wish to ask a question, press star one. Our next question is from Steve Fleishman from Wolfe Research.

Steve Fleishman:

Old investor, not new investor. So just on Enable, so if you go back to the last 12 months or so, obviously, it’s been a tough environment and you’ve mentioned a few times in terms of thinking about monetizing. There have been some signs of that changing. So maybe just from that standpoint, is that - ignoring that you don’t need it for the merger - or just is there a better environment now for you to think about monetization of some of the stake?

Scott Prochazka:

Well, clearly, Steve, with the strengthening in the market, that space, that is a positive sign. We like to see that. We continue to monitor that market for strength of investors. But I would answer the question by saying, look, our near-term focus is around financing the acquisition and keeping our attention on that. And then to the extent that there would be opportunities for Enable, it would be down the line when we’re looking at equity requirements for our ongoing growth capital.

Steve Fleishman:

Okay. And then one other question on just the 2018 guidance, I wanted to clarify you’re still using the midpoint of the Enable range. And also, did you – are you including any of the good July weather, which I guess we pay attention to on the power side?

Bill Rogers:

Steve, it’s Bill. Our guidance at the high end of our $1.50 to $1.60 incorporates Enable’s guidance when they say they’re at their midpoint or higher. With respect to July weather, yes, it’s been somewhat warmer-than-normal weather. But to date, we haven’t updated for third quarter activities. This is just through second quarter.

Operator:

There are no further questions in the queue. I would like to turn it over to the leaders for any closing remarks.

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Second Quarter 2018 Earnings Conference Call
August 3, 2018

Dave Mordy:

Thank you, everyone, for your interest in CenterPoint Energy. We will now conclude our second quarter 2018 earnings call. Have a great day.

Operator:

This concludes CenterPoint Energy’s second quarter 2018 earnings conference call. Thank you for your participation.

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CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. The company also owns 54.0 percent of the common units representing limited partner interests in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp. Enable Midstream Partners owns, operates and develops natural gas and crude oil infrastructure assets. With more than 8,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, go to www.CenterPointEnergy.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The statements contained in this document contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this document are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to: (1) CenterPoint Energy’s proposed acquisition of Vectren Corporation (“Vectren”), (2) shareholder and regulatory approvals, (3) the completion of the proposed transactions, (4) benefits of the proposed transactions, (5) integration plans and expected synergies, (6) the expected timing of completion of the transactions, and (7) anticipated future financial measures and operating performance and results, including estimates for growth and other matters affecting future operations.

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, (14) the diversion of management time and attention on the proposed transactions, (15) the performance of Enable Midstream Partners, LP (“Enable”), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (“NGLs”), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital and (H) the availability and prices of raw materials and services for current and future construction projects; (16) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-rate regulated products and services and effects of energy efficiency measures and demographic patterns, (17) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment, (18) future economic conditions in regional and national markets and their effect on sales, prices and costs, (19) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital, (20) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by CenterPoint Energy’s regulated businesses, (21) CenterPoint Energy’s expected timing, likelihood and benefits of completion of CenterPoint Energy’s proposed acquisition of Vectren, including the timing, receipt and terms and conditions of any required approvals by Vectren’s shareholders and governmental and regulatory agencies that could reduce anticipated benefits or cause the parties to delay or abandon the proposed transactions, as well as the ability to successfully integrate the businesses and realize anticipated benefits, the possibility that long-term financing for the proposed transactions may not be put in place before the closing of the proposed transactions and the risk that the credit ratings of the combined company or its subsidiaries may be different from what CenterPoint Energy expects, (22) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the TCJA (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates, (23) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms, (24) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials, (25) actions by credit rating agencies, including any potential downgrades to credit ratings, (26) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation, (27) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates, (28) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change, (29) the impact of unplanned facility outages, (30) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences, (31) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital, (32) CenterPoint Energy’s ability to control operation and maintenance costs, (33) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims, (34) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans, (35) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets, (36) changes in rates of inflation, (37) inability of various counterparties to meet their obligations to CenterPoint Energy, (38) non-payment for CenterPoint Energy’s services due to financial distress of its customers, (39) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including, but not limited to, its financial and weather hedges and commodity risk management activities, (40) timely and appropriate regulatory actions, which includes actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey, (41) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, whether through its decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to it or Enable, (42) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition or divestiture plans, (43) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations, (44) the outcome of litigation, (45) the ability of retail electric providers (“REPs”), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries, (46) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (“NRG”), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations, (47) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, (48) the timing and outcome of any audits, disputes and other proceedings related to taxes, (49) the effective tax rates and (50) the effect of changes in and application of accounting standards and pronouncements.

The foregoing list of factors is not all-inclusive because it is not possible to predict all factors. Furthermore, it may not be possible to assess the impact of any such factor on CenterPoint Energy’s or Vectren’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Additional risks and uncertainties will be discussed in other materials that CenterPoint Energy and Vectren will file with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transactions. Other risk factors are detailed from time to time in CenterPoint Energy’s and Vectren’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, but any specific factors that may be provided should not be construed as exhaustive. Each forward-looking statement speaks only as of the date of the particular statement. While CenterPoint Energy believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, CenterPoint Energy undertakes no obligation to update or revise any of these forward-looking statements whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES BY CENTERPOINT ENERGY IN PROVIDING GUIDANCE

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Additional Non-GAAP financial measures used by the Company include utility earnings per share and core operating income. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities, mark-to-market gains or losses resulting from the company’s Energy Services business and adjustments for impairment charges. The Company’s utility earnings per share calculation includes all earnings except those related to Midstream Investments (but includes the Enable Series A Preferred Units). The Company’s core operating income calculation excludes the transition and system restoration bonds from the Electric Transmission and Distribution business segment, the mark-to-market gains or losses resulting from the Company’s Energy Services business and income from the Other Operations business segment. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

CenterPoint Energy’s management evaluates CenterPoint Energy’s financial performance in part based on adjusted net income, adjusted diluted earnings per share, utility earnings per share and core operating income. CenterPoint Energy’s management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that CenterPoint Energy’s management believes does not most accurately reflect the Company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this release, where applicable. CenterPoint Energy’s adjusted net income, adjusted diluted earnings per share, utility earnings per share and core operating income non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the merger of Vectren into CenterPoint Energy. In connection with the pending transactions, Vectren filed a definitive proxy statement with the SEC on July 16, 2018, which was mailed or otherwise provided to its shareholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER. Investors can obtain free copies of the proxy statement and other documents filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

PARTICIPANTS IN THE SOLICITATION

CenterPoint Energy, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the pending transactions. Information regarding the directors and executive officers of CenterPoint Energy is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC in connection with the pending transactions.

For more information contact
Media:
Leticia Lowe
Phone 713.207.7702
Investors:
David Mordy
Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports second quarter 2018 net loss of $0.17 per diluted share; $0.30 earnings per diluted share on a guidance basis, excluding costs associated with the pending merger with Vectren

•	Company anticipates achieving the high end of $1.50 - $1.60 2018 EPS guidance range, excluding costs associated with the pending merger with Vectren

•	Earnings reduced by $0.42 per share associated with ZENS, primarily as a result of AT&T Inc.’s acquisition of Time Warner Inc.

Houston - Aug. 3, 2018 - CenterPoint Energy, Inc. (NYSE: CNP) today reported a net loss of $75 million, or $0.17 per diluted share, for the second quarter of 2018, compared with net income of $135 million, or $0.31 per diluted share, for the second quarter of 2017. On a guidance basis and excluding $34 million of pre-tax costs associated with the pending merger with Vectren, second quarter 2018 earnings were $0.30 per diluted share, consisting of $0.20 from utility operations and $0.10 from midstream investments. Second quarter 2017 earnings on a guidance basis were $0.29 per diluted share, consisting of $0.20 from utility operations and $0.09 from midstream investments.

Operating income for the second quarter of 2018 was $187 million, compared with $240 million in the second quarter of 2017. For the second quarter of 2017 operating income was increased and other income decreased by $17 million in accordance with the retrospective adoption of the accounting standard for compensation-retirement benefits (ASU 2017-07). Equity income from midstream investments was $58 million for the second quarter of 2018, compared with $59 million for the second quarter of 2017.

“Our businesses, including our midstream investments, performed well and as expected this quarter. We remain on track to achieve the high end of our guidance range,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “At the same time, we are making solid progress on the approvals and conditions to close our pending merger with Vectren in the first quarter of 2019.”

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $181 million for the second quarter of 2018, consisting of $167 million from the regulated electric transmission & distribution utility operations (TDU) and $14 million related to securitization bonds. Operating income for the second quarter of 2017 was $171 million, consisting of $151 million from the TDU and $20 million related to securitization bonds.

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Operating income for the TDU benefited primarily from higher equity return related to the annual true-up of transition charges, rate relief and increased usage resulting from a return to more normal weather and customer growth. These benefits were partially offset by lower revenues reflecting the lower federal tax rate due to the Tax Cuts and Jobs Act (TCJA), higher operation and maintenance expenses, and higher depreciation and amortization expense.

The retrospective adoption of ASU 2017-07 resulted in an increase to electric transmission and distribution operating income and a corresponding decrease to other income of $7 million for the second quarter of 2017.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $7 million for the second quarter of 2018, compared with $42 million for the second quarter of 2017. Operating income benefited from rate relief and customer growth. These increases were more than offset by higher operation and maintenance expenses, lower revenues reflecting the lower federal tax rate due to the TCJA, and higher depreciation and amortization expense. The second quarter of 2017 included $16 million of revenues from a decoupling mechanism to recover warmer than normal weather for the 2016-2017 winter season. In addition, the second quarter of 2017 benefited from $10 million of adjustments related to the Texas Gulf rate order.

The retrospective adoption of ASU 2017-07 resulted in an increase to natural gas distribution operating income and a corresponding decrease to other income of $5 million for the second quarter of 2017.

Energy Services

The energy services segment reported operating income of $15 million for the second quarter of 2018, which included a mark-to-market gain of $8 million, compared with operating income of $16 million for the second quarter of 2017, which included a mark-to-market gain of $6 million. Excluding mark-to-market adjustments, operating income was $7 million for the second quarter of 2018 compared with $10 million for the second quarter of 2017.

Midstream Investments

The midstream investments segment reported $58 million of equity income for the second quarter of 2018, compared with $59 million in the second quarter of 2017.

ZENS-Related Impact

In connection with AT&T Inc.’s acquisition of Time Warner Inc., CenterPoint Energy received $53.75 and 1.437 shares of AT&T Common for each share of Time Warner Common held, resulting in cash proceeds of $382 million and 10,212,945 shares of AT&T. In accordance with the terms of the Zero-Premium Exchangeable Subordinated Notes (ZENS), the company remitted $382 million to ZENS note holders in July 2018 as additional interest, which reduced the contingent principal amount of the ZENS. As a result, the company recorded a pre-tax loss of $242 million, which is included in Loss on indexed debt securities on the Statements of Consolidated Income.

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Other Operations

The other operations segment reported an operating loss of $16 million for the second quarter of 2018, compared with operating income of $11 million in the second quarter of 2017. This decrease is primarily due to transaction costs related to the pending merger with Vectren.

Earnings Outlook

CenterPoint Energy anticipates achieving the high end of the $1.50 - $1.60 EPS guidance range for 2018, excluding costs associated with the pending merger with Vectren. These costs include integration planning and transaction-related fees and expenses. In addition, the company expects to issue debt and equity securities to fund the pending merger with Vectren in advance of closing and therefore 2018 is expected to have higher net interest expense and higher share count, the effects of which are not included in the EPS guidance range set forth above. This guidance is inclusive of Enable’s net income guidance. The guidance range assumes ownership of 54.0 percent of the common units representing limited partner interests in Enable Midstream and includes the amortization of CenterPoint Energy’s basis differential in Enable Midstream and effective tax rates. CenterPoint Energy does not include other potential Enable Midstream impacts on guidance, such as any changes in accounting standards or unusual items.

The guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, throughput, commodity prices, effective tax rates, financing activities (other than those to fund the pending merger with Vectren), and regulatory and judicial proceedings to include regulatory action as a result of recent tax reform legislation.

Utility operations EPS includes all earnings except those related to Midstream Investments (utility operations EPS includes the Enable Series A Preferred Units).

In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy services business.

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	Quarter Ended
	June 30, 2018		June 30, 2017
	Net Income (in millions)	Diluted EPS	Net Income(in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$(75)	$(0.17)	$135	$0.31
Midstream Investments	(44)	(0.10)	(37)	(0.09)

Utility Operations (1)	(119)	(0.27)	98	0.22

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $2 and $3)(3)	(6)	(0.01)	(3)	(0.01)
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $4 and $7) (3)(4)	(18)	(0.04)	(16)	(0.04)
Indexed debt securities (net of taxes of $54 and $4) (3)(5)	200	0.46	9	0.03

Utility operations earnings on an adjusted guidance basis	$57	$0.14	$88	$0.20

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$57	$0.14	$88	$0.20
Midstream Investments	44	0.10	37	0.09

Consolidated on a guidance basis	$101	$0.24	$125	$0.29

Costs associated with the Vectren merger (net of taxes of $8) (3)	26	0.06	—	—
Utility Operations on a guidance basis, excluding costs associated with the Vectren merger	$83	$0.20	$88	$0.20
Midstream Investments	44	0.10	37	0.09

Consolidated on a guidance basis, excluding costs associated with the Vectren merger	$127	$0.30	$125	$0.29

(1)	CenterPoint earnings excluding Midstream Investments

(2)	Energy Services segment

(3)	Taxes are computed based on the impact removing such item would have on tax expense

(4)	As of June 14, 2018, comprised of AT&T Inc. and Charter Communications, Inc. Prior to June 14, 2018, comprised of Time Warner Inc. and Charter Communications, Inc.
Results prior to January 31, 2018 also included Time Inc.

(5)	2018 includes amount associated with the acquisition of Time Warner Inc. by AT&T Inc.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2018. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Friday, Aug. 3, 2018, at 10:00 a.m. Central time/11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. The company also owns 54.0 percent of the common units representing limited partner interests in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp. Enable Midstream Partners owns, operates and develops natural gas and crude oil infrastructure assets. With more than 8,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, go to www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release.

Risks Related to CenterPoint Energy

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-rate regulated products and services and effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional

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and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (6) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) CenterPoint Energy’s expected timing, likelihood and benefits of completion of CenterPoint Energy’s pending merger with Vectren Corporation (Vectren), including the timing, receipt and terms and conditions of any required approvals by Vectren’s shareholders and governmental and regulatory agencies that could reduce anticipated benefits or cause the parties to delay or abandon the pending transactions, as well as the ability to successfully integrate the businesses and realize anticipated benefits, the possibility that long-term financing for the pending transactions may not be put in place before the closing of the pending transactions and the risk that the credit ratings of the combined company or its subsidiaries may be different from what CenterPoint Energy expects; (8) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates; (9) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (10) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (11) actions by credit rating agencies, including any potential downgrades to credit ratings; (12) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (13) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (14) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (15) the impact of unplanned facility outages; (16) any direct or indirect effects on CenterPoint Energy’s or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (17) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital; (18) CenterPoint Energy’s ability to control operation and maintenance costs; (19) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (20) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (21) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (22) changes in rates of inflation; (23) inability of various counterparties to meet their obligations to CenterPoint Energy; (24) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (25) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including but not limited to, its financial and weather hedges and commodity risk management activities; (26) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (27) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of interests in Enable, if any, whether through CenterPoint Energy’s decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to us or Enable; (28) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition or divestiture plans; (29) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (30) the outcome of litigation; (31) the ability of retail electric providers (REPs), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (31) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (NRG), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations; (33) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (34) the timing and outcome of any audits, disputes and other proceedings related to taxes; (35) the effective tax rates; (36) the effect of changes in and application of accounting standards and pronouncements; and (37) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, and June 30, 2018, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Risks Related to the Merger

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the

-more-

proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and (14) the diversion of management time and attention on the proposed transactions.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

Additional Information and Where to Find It

In connection with the pending transactions, Vectren filed a definitive proxy statement with the SEC on July 16, 2018, which was mailed or otherwise provided to its shareholders. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER. Investors are able to obtain free copies of the proxy statement and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

CenterPoint Energy, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the pending transactions. Information regarding the directors and executive officers of CenterPoint Energy is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, were set forth in the proxy statement and other materials when they were filed with the SEC in connection with the pending transaction.

###

CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017 (1)	2018	2017 (1)
Revenues:
Utility revenues	$1,341	$1,222	$3,235	$2,768
Non-utility revenues	845	921	2,106	2,110

Total	2,186	2,143	5,341	4,878

Expenses:
Utility natural gas	188	150	825	600
Non-utility natural gas	790	882	2,063	2,011
Operation and maintenance	578	518	1,147	1,061
Depreciation and amortization	342	254	656	480
Taxes other than income taxes	101	99	212	195

Total	1,999	1,903	4,903	4,347

Operating Income	187	240	438	531

Other Income (Expense):
Gain on marketable securities	22	23	23	67
Loss on indexed debt securities	(254)	(13)	(272)	(23)
Interest and other finance charges	(91)	(77)	(169)	(155)
Interest on securitization bonds	(14)	(20)	(30)	(40)
Equity in earnings of unconsolidated affiliates	58	59	127	131
Other - net	4	(1)	7	(1)

Total	(275)	(29)	(314)	(21)

Income (Loss) Before Income Taxes	(88)	211	124	510
Income Tax Expense (Benefit)	(13)	76	34	183

Net Income (Loss)	$(75)	$135	$90	$327

(1)	Restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017 (1)	2018	2017 (1)
Basic Earnings (Loss) Per Common Share	$(0.17)	$0.31	$0.21	$0.76

Diluted Earnings (Loss) Per Common Share	$(0.17)	$0.31	$0.21	$0.75

Dividends Declared per Common Share	$0.2775	$0.2675	$0.2775	$0.5350
Dividends Paid per Common Share	$0.2775	$0.2675	$0.5550	$0.5350
Weighted Average Common Shares Outstanding (000):
- Basic	431,523	430,996	431,378	430,896
- Diluted	431,523	433,797	434,407	433,697
Operating Income (Loss) by Segment (1)
Electric Transmission & Distribution:
TDU	$167	$151	$266	$217
Bond Companies	14	20	30	40

Total Electric Transmission & Distribution	181	171	296	257
Natural Gas Distribution	7	42	163	210
Energy Services	15	16	(11)	51
Other Operations	(16)	11	(10)	13

Total	$187	$240	$438	$531

(1)	Operating income for the three and six months ended June 30, 2017 has been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues:
TDU	$676	$653	4%	$1,274	$1,215	5%
Bond Companies	178	99	80%	331	176	88%

Total	854	752	14%	1,605	1,391	15%

Expenses:
Operation and maintenance, excluding Bond Companies	349	341	(2%)	689	681	(1%)
Depreciation and amortization, excluding Bond Companies	100	103	3%	198	199	1%
Taxes other than income taxes	60	58	(3%)	121	118	(3%)
Bond Companies	164	79	(108%)	301	136	(121%)

Total	673	581	(16%)	1,309	1,134	(15%)

Operating Income	$181	$171	6%	$296	$257	15%

Operating Income:
TDU	$167	$151	11%	$266	$217	23%
Bond Companies	14	20	(30%)	30	40	(25%)

Total Segment Operating Income	$181	$171	6%	$296	$257	15%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	8,326,799	7,939,932	5%	13,931,661	13,092,407	6%
Total	23,687,921	22,750,413	4%	43,331,676	41,503,530	4%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	101%	95%	6%	109%	112%	(3%)
Heating degree days	169%	4%	165%	95%	42%	53%
Number of metered customers - end of period:
Residential	2,179,048	2,152,655	1%	2,179,048	2,152,655	1%
Total	2,463,500	2,429,403	1%	2,463,500	2,429,403	1%

	Natural Gas Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$495	$477	4%	$1,648	$1,393	18%
Natural gas	185	164	(13%)	852	625	(36%)

Gross Margin	310	313	(1%)	796	768	4%

Expenses:
Operation and maintenance	196	170	(15%)	409	359	(14%)
Depreciation and amortization	69	65	(6%)	137	128	(7%)
Taxes other than income taxes	38	36	(6%)	87	71	(23%)

Total	303	271	(12%)	633	558	(13%)

Operating Income	$7	$42	(83%)	$163	$210	(22%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	23	19	21%	110	81	36%
Commercial and Industrial	61	57	7%	155	139	12%

Total Throughput	84	76	11%	265	220	20%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	130%	80%	50%	103%	74%	29%
Number of customers - end of period:
Residential	3,204,897	3,176,953	1%	3,204,897	3,176,953	1%
Commercial and Industrial	255,115	253,559	1%	255,115	253,559	1%

Total	3,460,012	3,430,512	1%	3,460,012	3,430,512	1%

(1)	Results of operations have been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$860	$931	(8%)	$2,145	$2,127	1%
Natural gas	820	889	8%	2,101	2,026	(4%)

Gross Margin	40	42	(5%)	44	101	(56%)

Expenses:
Operation and maintenance	21	22	5%	46	43	(7%)
Depreciation and amortization	3	3	—	8	6	(33%)
Taxes other than income taxes	1	1	—	1	1	—

Total	25	26	4%	55	50	(10%)

Operating Income (Loss)	$15	$16	(6%)	$(11)	$51	(122%)

Timing impacts of mark-to-market gain (loss)	$8	$6	33%	$(72)	$21	(443%)

Energy Services Operating Data:
Throughput data in BCF	311	273	14%	686	592	16%

Number of customers - end of period	30,000	31,000	(3%)	30,000	31,000	(3%)

	Other Operations
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$4	$3	33%	$8	$7	14%
Expenses	20	(8)	(350%)	18	(6)	(400%)

Operating Income (Loss)	$(16)	$11	(245%)	$(10)	$13	(177%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Capital Expenditures by Segment
Electric Transmission & Distribution	$210	$222	$417	$424
Natural Gas Distribution	146	139	239	228
Energy Services	3	2	8	4
Other Operations	10	7	28	12

Total	$369	$370	$692	$668

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest Expense Detail
Amortization of Deferred Financing Cost	$13	$5	$18	$11
Capitalization of Interest Cost	(2)	(2)	(4)	(4)
Transition and System Restoration Bond Interest Expense	14	20	30	40
Other Interest Expense	80	74	155	148

Total Interest Expense	$105	$97	$199	$195

(1)	Results of operations have been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$328	$260
Other current assets	2,373	3,135

Total current assets	2,701	3,395

Property, Plant and Equipment, net	13,397	13,057

Other Assets:
Goodwill	867	867
Regulatory assets	2,067	2,347
Investment in unconsolidated affiliate	2,451	2,472
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	262	235

Total other assets	6,010	6,284

Total Assets	$22,108	$22,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$—	$39
Current portion of securitization bonds long-term debt	446	434
Indexed debt	26	122
Current portion of other long-term debt	50	50
Other current liabilities	2,320	2,424

Total current liabilities	2,842	3,069

Other Liabilities:
Accumulated deferred income taxes, net	3,168	3,174
Regulatory liabilities	2,521	2,464
Other non-current liabilities	1,147	1,146

Total other liabilities	6,836	6,784

Long-term Debt:
Securitization bonds	1,193	1,434
Other	6,567	6,761

Total long-term debt	7,760	8,195

Shareholders’ Equity	4,670	4,688

Total Liabilities and Shareholders’ Equity	$22,108	$22,736

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Six Months Ended June 30,
	2018	2017 (1)
Cash Flows from Operating Activities:
Net income	$90	$327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	674	492
Deferred income taxes	(12)	95
Write-down of natural gas inventory	1	—
Equity in earnings of unconsolidated affiliate, net of distributions	(9)	(131)
Changes in net regulatory assets	57	(34)
Changes in other assets and liabilities	284	(90)
Other, net	8	18

Net Cash Provided by Operating Activities	1,093	677
Net Cash Used in Investing Activities	(267)	(640)
Net Cash Used in Financing Activities	(756)	(138)

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	70	(101)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	296	381

Cash, Cash Equivalents and Restricted Cash at End of Period	$366	$280

(1)	Restated to reflect the adoption of ASU 2016-15 and 2016-18.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

2nd QUARTER 2018 INVESTOR CALL August 3, 2018

Cautionary Statement This presentation and the oral statements made in connection herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this presentation and the oral statements made in connection herewith are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint Energy’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings, growth, costs, prospects, capital investments or performance or underlying assumptions (including future regulatory filings and recovery, liquidity, capital resources, balance sheet, cash flow, capital investments and management, financing costs and rate base or customer growth) and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this presentation include statements about our intentions with respect to our pending acquisition of Vectren Corporation (“Vectren”) (the “Merger”) (including potential strategic opportunities, growth and capabilities of the combined company and the anticipated transaction and financing timeline), our ownership interest in Enable Midstream Partners, LP (“Enable”) (including Enable’s expectations for equity issuances and our potential restructuring of CERC Corp.), growth and guidance (including earnings, dividend and core operating income growth), future financing plans and expectation for liquidity and capital resources and expenditures, anticipated credit ratings, outlooks and other metrics (including adjusted funds from operations to debt), our anticipated regulatory filings and projections (including the Freeport Master Plan Project), effective tax rate and Energy Services’s guidance operating income target for 2018, among other statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Risks Related to the Merger Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers and (14) the diversion of management time and attention on the proposed transactions. The foregoing list of factors is not all inclusive because it is not possible to predict all factors. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include but are not limited to the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions, future market conditions, economic and employment conditions, customer growth, Enable’s performance and ability to pay distributions and other factors described in CenterPoint Energy’s Form 10-K for the year ended December 31, 2017 under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Future Earnings,” CenterPoint Energy’s Form 10-Q for the quarters ended March 31, 2018 under “Risk Factors” and in other filings with the Securities and Exchange Commission (“SEC”) by the Company, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC’s website at www.sec.gov. Slide 9 is derived from Enable’s investor presentation as presented during its Q2 2018 earnings call dated August 2, 2018. This slide is included for informational purposes only. The content has not been verified by us, and we assume no liability for the same. You should consider Enable’s investor materials in the context of its SEC filings and its entire investor presentation, which is available at http://investors.enablemidstream.com. This presentation contains time sensitive information that is accurate as of the date hereof (unless otherwise specified as accurate as of another date). Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website.

Additional Information Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (“GAAP”), including presentation of net income and diluted earnings per share, the Company also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Additional Non-GAAP financial measures used by the Company include utility earnings per share and core operating income. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. The Company’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business. The Company’s utility earnings per share calculation includes all earnings except those related to Midstream Investments (but includes the Enable Series A Preferred Units). The Company’s core operating income calculation excludes the transition and system restoration bonds from the Electric Transmission and Distribution business segment, the mark-to-market gains or losses resulting from the Company’s Energy Services business and income from the Other Operations business segment. A reconciliation of net income and diluted earnings per share to the basis used in providing 2018 guidance is provided in this presentation on slides 28 and 29. The Company is unable to present a quantitative reconciliation of forward-looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business are not estimable. Management evaluates the Company’s financial performance in part based on adjusted net income, adjusted diluted earnings per share, utility earnings per share and core operating income. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. Management believes the adjustments made in these non-GAAP financial measures exclude or include items, as applicable, to most accurately reflect the Company’s business performance. These excluded or included items, as applicable, are reflected in the reconciliation tables on slides 27–30. The Company’s adjusted net income, adjusted diluted earnings per share, utility earnings per share and core operating income non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income, diluted earnings per share, utility earnings per share and core operating income, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. 2018 Earnings Per Share Guidance Assumptions CenterPoint Energy’s earnings per share guidance is inclusive of Enable’s net income guidance of $375–$445 million as stated during Enable’s Q2 2018 earnings call on August 2, 2018. The guidance range also assumes ownership of 54% of the common units representing limited partner interests in Enable and includes the amortization of CenterPoint Energy’s basis differential in Enable and effective tax rates. CenterPoint Energy does not include other potential Enable impacts on guidance, such as any changes in accounting standards or unusual items. Further, the guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, throughput, commodity prices, effective tax rates, financing activities (other than those to fund the pending merger with Vectren), and regulatory and judicial proceedings to include regulatory action as a result of recent tax reform legislation. In providing this guidance, CenterPoint Energy uses a non-GAAP financial measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks or the timing effects of mark-to-market accounting in the company’s energy services business. Additional Information and Where to Find It In connection with the pending transactions, Vectren filed its definitive proxy statement with the SEC on July 16, 2018, which was mailed or otherwise provided to its shareholders. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER. Investors are able to obtain free copies of the proxy statement and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.   Participants in the Solicitation The Company, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the pending transactions. Information regarding the directors and executive officers of the Company is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, were set forth in the proxy statement and other materials when they were filed with the SEC in connection with the pending transaction.

Scott Prochazka President and CEO CenterPoint Vision and Strategy Second Quarter Results Business Segment Highlights Houston Electric Natural Gas Distribution Energy Services Midstream Investments Full-Year Outlook Bill Rogers Chief Financial Officer Financials Overview Business Segment Performance Utility Operations EPS Drivers Consolidated EPS Drivers Pending Merger Timeline and Financing Credit Outlook Rate Base Growth Appendix ZENS 2020 Potential EPS Regulatory Update Core Operating Income Reconciliation Net Income Reconciliation Equity Amortization Schedule Agenda

CenterPoint Vision and Strategy Our Vision: Lead the nation in delivering energy, service and value Our Strategy: Operate, Serve, Grow Ensure safe, reliable, efficient and environmentally responsible energy delivery businesses Utilize new and innovative technology to enhance performance Add value to energy delivery through superior customer service, new technology and innovation Provide leadership in the communities we serve Develop a diverse and capable employee base Invest in core energy delivery businesses Deliver new products and services

Second Quarter 2018 Performance (1) Refer to slide 28 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures (2) Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units) (3) Excluding ZENS, CES mark-to-market adjustments and costs associated with the pending merger with Vectren (4) Primarily due to the annual true-up of transition charges correcting for under-collections that occurred during the preceding 12 months (5) Items related to the 2017 Texas Gulf rate order include recording of a regulatory asset (and a corresponding reduction in expense) to recover $16 million of prior postretirement expenses in future rates and a $6 million adjustment to operation and maintenance expense; and usage, primarily timing of recording of a decoupling mechanism Note: In these slides, we will refer to public law number 115-97, initially introduced as the Tax Cuts and Jobs Act, as TCJA or simply “tax reform”. Additionally, we will refer to the accounting standard for compensation-retirement benefits as ASU 2017-07 Q2 2018 vs. Q2 2017 Drivers(3) h Favorable Variance i Unfavorable Variance Income Tax Rate (TCJA) Rate Relief Equity Return(4) Customer Growth Midstream Investments O&M Other(5) Depreciation and Amortization Interest Expense Q2 Guidance Basis (Non-GAAP) Diluted EPS (1) Excluding costs associated with the pending merger with Vectren Q2 GAAP Diluted EPS $0.30 $0.29 Second quarter 2018 GAAP EPS loss of $0.17, which includes a $0.42 per share charge associated with ZENS, primarily due to the acquisition of Time Warner Inc. by AT&T Inc., compared with second quarter 2017 GAAP EPS of $0.31 (2)

Electric Transmission and Distribution Highlights(1) TDU core operating income was $167 million in Q2 2018 compared with $151 million in Q2 2017 TDU core operating income was $266 million in 1H 2018 compared to $217 million in 1H 2017 Added more than 34,000 electric customers year-over-year TCOS filed with the PUCT in May 2018 requesting annual increase of $40.8 million due to $285 million increase to rate base, largely attributed to the Brazos Valley Connection Project Anticipate 2018 capital spend will be in line with original estimate of approximately $950 million Expect to file an application with the PUCT in September 2018 seeking approval to build the Freeport Master Plan Project at current estimated cost of as much as $630 million (previous estimate was $250 million) Note: Please see slide 24 for full detail on regulatory filings TCOS – Transmission Cost of Service; PUCT – Texas Public Utility Commission (1) Refer to slide 27 for core operating income reconciliation measures and to slide 3 for information on non-GAAP measures

Natural Gas Distribution and Energy Services Highlights Natural Gas Distribution Operating income was $7 million in Q2 2018 compared with $42 million in Q2 2017 Operating income was $163 million in 1H 2018 compared to $210 million in 1H 2017 Added more than 29,000 natural gas distribution customers year-over-year Anticipate 2018 capital spend to be in line with original estimate of approximately $635 million Energy Services(1) Core operating income was $7 million in Q2 2018 compared to $10 million in Q2 2017 Core operating income was $61 million in 1H 2018 compared to $30 million in 1H 2017 Reiterate 2018 core operating income target of $70 - $80 million Note: Please see slides 25-26 for full detail on regulatory filings (1) Refer to slide 27 for core operating income reconciliation measures and to slide 3 for information on non-GAAP measures; Core operating income reflects operating income adjusted for mark-to-market gains and (losses) as follows: 2015: $4 million, 2016: ($21 million), 2017: $79 million

Midstream Investments Highlights Achieved a company all-time high for quarterly natural gas gathered volumes and processed volumes(1) In Q2 2018, Enable connected 20 new wells in the SCOOP and STACK plays with peak one-day natural gas flows of greater than 10 MMcf/d Project Wildcat began operating at its full contracted capacity in July, providing significant pricing uplifts to Enable’s customer Enable stated they do not need to access the equity capital markets in 2018 to meet their financial objectives On May 2, 2018 Enable provided their outlook for 2018 net income attributable to common units of $375 - $445 million; forecasted amounts expected to translate to $0.44 to $0.51 in CenterPoint guidance basis EPS On August 2, 2018 Enable stated they anticipate performance at or above the midpoint of the 2018 outlook for net income attributable to common units Source: All information is per Enable’s 2nd quarter 2018 earnings presentation dated August 2, 2018 (1) Since Enable’s formation in May 2013

2018 Full-Year Outlook Tax Reform Equity Return(3) Utility rate relief and continued customer growth Increased contribution from Energy Services Increased earnings per Enable Midstream Partners’ forecast(4) Anticipate 2018 EPS growth will be driven by: (1) Refer to slide 30 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures (2) Excluding tax reform benefit (3) Primarily due to the annual true-up of transition charges correcting for under-collections that occurred during the preceding 12 months (4) As provided on Enable Midstream Partners’ second quarter 2018 earnings call on August 2, 2018 Reiterate 2018 Guidance EPS at the upper end of $1.50 - $1.60(1) $1.37(2) $1.50 – $1.60 EPS on a Guidance (Non-GAAP) Basis(1) Excluding costs associated with the pending merger with Vectren

Agenda Scott Prochazka President and CEO CenterPoint Vision and Strategy Second Quarter Results Business Segment Highlights Houston Electric Natural Gas Distribution Energy Services Midstream Investments Full-Year Outlook Bill Rogers Chief Financial Officer Financials Overview Business Segment Performance Utility Operations EPS Drivers Consolidated EPS Drivers Pending Merger Timeline and Financing Credit Outlook Rate Base Growth Appendix ZENS 2020 Potential EPS Regulatory Update Core Operating Income Reconciliation Net Income Reconciliation Equity Amortization Schedule

CenterPoint Financials Overview Guidance basis EPS versus GAAP EPS Guidance basis EPS removes the mark-to-market impacts of ZENS securities and the related stocks and mark-to-market items related to our Energy Services business Guidance and GAAP EPS include earnings from Enable, inclusive of mark-to-market impacts recorded by Enable Utility Operations EPS Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units) This includes the reportable business segments of Electric Transmission and Distribution, Natural Gas Distribution, Energy Services and Other Operations Core Operating Income Core Operating Income excludes the transition and system restoration bonds from Electric Transmission and Distribution, the mark-to-market impacts of Energy Services and income from Other Operations Note: Refer to slide 3 for information on Non-GAAP measures

Electric Transmission and Distribution Operating Income Drivers Q2 2017 v Q2 2018 (1) Excludes transition and system restoration bonds; please refer to slide 27 for core operating income reconciliation measures and to slide 3 for information on non-GAAP measures (2) The retrospective adoption of ASU 2017-07 resulted in an increase to 2017 operating income of $7 million and a corresponding decrease to other income (3) Includes rate increases, exclusive of the TCJA impact (4) Includes higher equity return of $14 million, primarily related to the annual true-up of transition charges correcting for under-collections that occurred during the preceding 12 months and higher operation and maintenance expense of $15 million (5) The company filed a non-standard filing for a true up of transition charges for Transition Bond Company IV. This resulted in an updated equity return amortization schedule. Please see slide 31. $151 $167 (1) (2) (1) (4) Corresponding offset in federal income tax expense (5) (3)

Natural Gas Distribution Operating Income Drivers Q2 2017 v Q2 2018 (1) The retrospective adoption of ASU 2017-07 resulted in an increase to 2017 operating income of $5 million and a corresponding decrease to other income (2) Includes rate increases, exclusive of the TCJA impact (3) Includes the timing of a decoupling normalization accrual recorded in second quarter of 2017 resulting from warmer than normal weather during the 2016/2017 winter season (4) Includes higher labor and benefits costs of $17 million resulting primarily from the recording of a regulatory asset (and a corresponding reduction in expense) to recover $16 million of prior postretirement expenses in future rates established in the Texas Gulf rate order in 2017; and higher O&M of $5 million primarily due to higher support services and bad debt expense of $11 million, partially offset by a timing-related adjustment associated with the Texas Gulf rate order of $6 million (2) (4) (1) Corresponding offset in federal income tax expense (3)

Utility Operations Adjusted Diluted EPS Drivers Q2 2017 v Q2 2018 (Guidance Basis)(5)

CenterPoint Energy



$0.24
$0.20
$0.16
$0.12
$0.08
$0.04
$0.00
$0.20
$0.02
$0.01
$0.02
$0.01
Includes TCJA tax offset to revenue reductions shown on slides 13 and 14
$0.20 (5)
Q2 2017 Utility Guidance EPS
Core Operating Income(1)
Interest(2) (5)
Equity Return(3)
Other(4) (5)
Q2 2018 Utility Guidance EPS

(1) Excludes equity return; please refer to slide 27 for core operating income reconciliation measures and to slide 3 for information on non-GAAP measures. Utilizes the 2017 tax rate (benefit of 2018 tax rate captured in Other)

(2) Excludes transition and system restoration bonds. Utilizes the 2017 tax rate (benefit of 2018 tax rate captured in Other)

(3) Higher equity return of $14 million, primarily related to the annual true-up of transition charges correcting for under-collections that occurred during the preceding 12 months. Utilizes the 2017 tax rate (benefit of 2018 tax rate captured in Other)

(4) Taxes, including the benefits of TCJA, TCJA revenue reductions, equity AFUDC, other income and Other Operations segment

(5) Excluding $34 million of pre-tax costs ($27 million of operating income and $7 million of interest) associated with the pending merger with Vectren; Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units)

Note: Refer to slide 28 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures

15

Consolidated Adjusted Diluted EPS Drivers Q2 2017 v Q2 2018 (Guidance Basis)(1) Utility Operations Midstream Investments $0.29 $0.30 Midstream Investments Utility Operations (1) Excluding $34 million of pre-tax costs ($27 million of operating income and $7 million of interest) associated with the pending merger with Vectren; Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units) (2) See previous slide (3) Uses a limited partner interest (excluding Series A Preferred Units) ownership percentage of 54.1% for Q2 2017 and 54.0% for Q2 2018 (4) Midstream Investments components including the decreased tax rate associated with TCJA Note: Refer to slide 28 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures (1) (3) (4) Midstream Investments Impact (4) (2) (1) (1)

Consolidated Adjusted Diluted EPS Drivers Six Months Ended June 30, 2017 vs June 30, 2018 (Guidance Basis)(1) Utility Operations Midstream Investments $0.66 $0.85 Midstream Investments Utility Operations (1) Excluding $34 million of pre-tax costs ($27 million of operating income and $7 million of interest) associated with the pending merger with Vectren; Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units) (2) Includes Utility Operations improvement of $0.16 in Q1 2018 vs Q1 2017 and $0.00 in Q2 2018 vs Q2 2017 (3) Uses a limited partner interest (excluding Series A Preferred Units) ownership percentage of 54.1% for Q2 2017 and 54.0% for Q2 2018 (4) Midstream Investments components including the decreased tax rate associated with TCJA Note: Refer to slide 29 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures (1) (3) (4) Midstream Investments Impact (4) (2) (1) (1)

Pending Merger Timeline and Financing Aug Sep Oct Nov Dec 2019 Anticipated Q1 2019 Close Jul Early Termination of HSR Waiting Period Permanent Financing for acquisition of Vectren common may include Common Equity, Mandatory Convertibles, Other High-Equity Content Securities, and Debt Issuance VVC Shareholder Vote (Aug 28th) IURC Hearing (Oct 17th) Informational filings have been made in both Indiana and Ohio The FERC filing was submitted in June Financing Detail Expected sources of approximately $6 billion purchase price $2.5 billion of common equity and other high-equity content securities(1) Incremental debt(2) at CNP, including senior notes and commercial paper Cash on hand IURC – Indiana Utility Regulatory Commission; FERC – Federal Energy Regulatory Commission; FCC – Federal Communication Commission; HSR – Hart Scott Rodino Docket Numbers: Indiana - 45109, Ohio – 18-1027-GA-UNC, FERC EC18-104 (1) Any potential sales of Enable units will be used to support our utility capital needs in future years, not finance the merger (2) Does not include assumption of Vectren debt, which is anticipated to be $2.5 billion at December 31, 2018 FCC Approvals

Credit Outlook

CenterPoint remains committed to solid investment grade credit quality, targeting BBB or better credit ratings for publicly rated debt securities at the close of the pending merger with Vectren

- Financing plan sized to achieve anticipated consolidated adjusted FFO/total debt of 15% or better by 2020 as determined by the rating agencies' methodology
- Enhanced business risk profile as determined by the rating agencies

Current Ratings and Outlook

	Moody's		S&P		Fitch	
Company/Instrument	Rating	Outlook [(1)]	Rating	CreditWatch [(2)]	Rating	Outlook [(3)]
CenterPoint Energy Senior Unsecured Debt	Baa1	Negative	BBB+	Negative	BBB	Stable
Houston Electric Senior Secured Debt	A1	Stable	A	Negative	A+	Stable
CERC Corp. Senior Unsecured Debt	Baa2	Stable	A-	Negative	BBB	Positive

[(1)] A Moody's rating outlook is an opinion regarding the likely direction of an issuer's rating over the medium term
[(2)] An S&P credit watch assesses the potential direction of a short-term or long-term credit rating
[(3)] A Fitch rating outlook indicates the direction a rating is likely to move over a one- to two-year period

19

Note: CenterPoint rate base numbers are based upon the capital plan included in the 2017 Form 10-K; Vectren rate base numbers as provided on slide 15 of Vectren’s Q2 2018 Financial Review published on August 2, 2018 (1) The year-end annual rate base is subject to change due to actual capital investment and deferred taxes, the time frame over which excess deferred taxes are returned to customers, and the actual rate base authorized (2) Projected year-end rate base is the total rate base for the year and not just the amount that has been reflected in rates Combined Company Rate Base Growth Rate Base Growth: 7.6% CAGR 2017 - 2022 $12,140 $13,351 $14,426 $15,480 $16,597 $17,541 (1)(2) $ Millions Projected Year-End Rate Base

Agenda Scott Prochazka President and CEO CenterPoint Vision and Strategy Second Quarter Results Business Segment Highlights Houston Electric Natural Gas Distribution Energy Services Midstream Investments Full-Year Outlook Bill Rogers Chief Financial Officer Financials Overview Business Segment Performance Utility Operations EPS Drivers Consolidated EPS Drivers Pending Merger Timeline and Financing Credit Outlook Rate Base Growth Appendix ZENS 2020 Potential EPS Regulatory Update Core Operating Income Reconciliation Net Income Reconciliation Equity Amortization Schedule

ZENS The AT&T Inc. (T) acquisition of Time Warner Inc. (TWX) closed June 14, 2018 Upon closing of the acquisition, CenterPoint received $53.75 and 1.437 shares of AT&T Inc. for each share of Time Warner Inc.; cash proceeds of $382 million In accordance with the terms of the ZENS, CenterPoint remitted $382 million to ZENS note holders as additional interest in July 2018 As of June 30, 2018, we recorded the following year-to-date items: Meredith / Time (Q1 2018) (in millions) AT&T / Time Warner Inc. (Q2 2018) (in millions) Cash payment to ZENS note holders $16 Due to ZENS note holders (1) $382 Indexed debt – reduction (4) Indexed debt – reduction (95) Indexed debt securities derivative – reduction (1) Indexed debt securities derivative – reduction (45) Loss on indexed debt securities $11 Loss on indexed debt securities $242 As of June 30, 2018, the reference shares for each ZENS note consisted of 0.7185 of AT&T Inc. stock and 0.061382 of Charter Communications Inc. stock, and the aggregate contingent principal amount of the ZENS was $484 million (1) Cash was paid to ZENS note holders in July 2018. Since the Q2 2018 close occurred after the cash was received from AT&T and before the cash was paid by CenterPoint to ZENS note holders, CenterPoint’s cash position was improved by $382 million at close. The contingent principal amount of the ZENS was reduced in July when the $382 million was distributed to ZENS note holders as additional interest

Combined 2020 EPS Potential (in millions, except per share amounts) 2020 CenterPoint Net Income Forecast (High-end of $1.50 - $1.60 2018 guidance basis EPS range with 5 - 7% growth in 2019 and 2020)(1) $764 - $794 Vectren Net Income Forecast (Midpoint of $2.80 - $2.90 2018 guidance basis EPS range with 6 - 8% growth in 2019 and 2020)(2) $266 - $276 Combined Net Income Forecast $1,030 - $1,070 Potential Commercial Opportunities + Cost Savings, After-tax ($50 - $100 million, pre-tax)(3) $39 - $78 Expected Additional Interest Expense, After-tax ($3.5 billion at 4%) ($109) Potential Net Income Total $960 - $1,039 Potential Share Count* (434 million plus 90 - 110 million new common and if converted shares) 524 - 544 Potential Combined Earnings Per Share $1.76 - $1.98 *Potential share count Includes the entirety of the anticipated equity financing for the acquisition of Vectren stock from the issuance of additional CenterPoint common stock. The equity financing may include mandatory convertible or other high-equity content securities in addition to common shares. CenterPoint does not intend to sell Enable common units as a source of financing for the Vectren acquisition Also includes modest equity requirements post merger for rate base investment. As stated in prior calls, sales of Enable common units could be a source of funds for these equity requirements (1) On a guidance basis and excluding certain one-time costs associated with the Vectren merger in 2018 and 2019 (2) As provided in Vectren’s first quarter 2018 earnings materials on May 2, 2018 (3) Cost savings include both regulated and unregulated cost savings. In years beyond 2020, we anticipate additional commercial opportunities

Electric Transmission and Distribution Q2 2018 Regulatory Update Mechanism Docket # Annual Increase (Decrease) (1) ($ in millions) Filing Date Effective Date Approval Date Additional Information DCRF 48226 30.9 April 2018 September 2018 TBD Unanimous settlement agreement results in incremental annual revenue of $30.9 million. The agreement filed with the PUCT in June 2018 recommends a $120.6 million annual revenue requirement effective September 1, 2018. The settlement agreement also reflects an approximately $39 million decrease in the federal income tax rate, a $20 million decrease to return to customers the reserve recorded recognizing this decrease in the federal income tax rate from January 25, 2018 through August 31, 2018 and a $19.2 million decrease related to the unprotected EDIT. Effective September 1, 2019, the reserve amount returned to customers ends. TCOS 48065 N/A February 2018 April 2018 April 2018 Revised TCOS annual revenue application approved in November 2017 by a reduction of $41.6 million to recognize decrease in the federal income tax rate, amortize certain EDIT balances and adjust rate base by EDIT attributable to new plant since the last rate case, all of which are related to the TCJA. TCOS 48389 40.8 May 2018 July 2018 July 2018 Requested an increase of $285 million to rate base and reflects a $40.8 million annual increase in current revenues. This filing also reflects a one-time refund of $6.6 million in excess federal income tax collected from January to April 2018. EECRF 48420 8.4 June 2018 TBD TBD Revised application requests recovery of 2019 EECRF of $41.7 million, including a $8.4 million performance bonus. DCRF – Distribution Cost Recovery Factor; TCOS – Transmission Cost of Service; TBD – To Be Determined; EDIT – Excess Deferred Income Taxes; EECRF – Energy Efficiency Cost Recovery Factor (1) Represents proposed increases when effective date and/or approval date is not yet available. Approved rates could differ materially

Natural Gas Distribution
Q2 2018 Regulatory Update

CenterPoint Energy

Jurisdiction	Mechanism Docket #	Annual Increase (Decrease) [1] ($ in millions)	Filing Date	Effective Date	Approval Date	Additional Information
South Texas (RRC)	Rate Case 10669	(1.0)	November 2017	May 2018	May 2018	Unanimous settlement agreement approved by the Railroad Commission in May 2018 that provides for a $1 million annual decrease in current revenues. The settlement agreement also reflects an approximately $2 million decrease in the federal income tax rate and amortization of certain EDIT balances and establishing a 9.8% ROE for future GRIP filings for the South Texas jurisdiction.
Beaumont/East Texas and Texas Gulf (RRC)	GRIP 10716 10717	14.7	March 2018	July 2018	June 2018	Based on net change in invested capital of $70.0 million and reflects a $14.7 million annual increase in current revenues. Also reflects an approximately $1.0 million decrease in the federal income tax rate.
Administrative 104.111	10748 10749 10750	N/A	July 2018	TBD	TBD	Beaumont/East Texas, Houston and Texas Coast propose to decrease base rates by $12.9 million to reflect the change in the federal income tax rate. In addition, Beaumont/East Texas proposed to decrease the GRIP charge to reflect the change in the federal income tax rate. The impact of deferred taxes is expected to be reflected in the next rate case.
Arkansas (APSC)	FRP 17-010-FR	13.2	August 2018	October 2018	TBD	Based on ROE of 9.5% as approved in the last rate case and reflects a $13.2 million annual increase in current revenues, excluding the effects of the recently enacted TCJA. With TCJA impacts considered, the annual increase is reduced by approximately $8.1 million, which include the effects of a lower federal income tax rate and amortization of EDIT balances.

GRIP – Gas Reliability Infrastructure Program; FRP – Formula Rate Plan; EDIT – Excess Deferred Income Taxes; TBD – To Be Determined

[1] Represents proposed increases when effective date and/or approval date is not yet available. Approved rates could differ materially

25

Natural Gas Distribution
Q2 2018 Regulatory Update

Jurisdiction	Mechanism Docket #	Annual Increase (Decrease) (1) ($ in millions)	Filing Date	Effective Date	Approval Date	Additional Information
Minnesota (MPUC)	Rate Case G008/GR-17-285	56.5	August 2017	TBD	TBD	Reflects a proposed 10.0% ROE on a 52.18% equity ratio. Includes a proposal to extend decoupling beyond current expiration date of June 2018. Interim rates reflecting an annual increase of $47.8 million were effective October 1, 2017. A unanimous settlement agreement was filed in March 2018, which is subject to MPUC approval. The settlement agreement increases base rates by $3.9 million, makes decoupling a permanent part of the tariff, incorporates the impact of the decrease in the federal income tax rate and amortization of EDIT balances (approximately $20 million) and establishes or continues tracker recovery mechanisms that account for approximately $13.3 million in the initial filing. The MPUC voted to approve the settlement and a formal order was issued on July 20, 2018. Final rates (and the refund of interim rates that exceed final rates) are expected to be implemented later this year after required compliance filings are approved.
Mississippi (MPSC)	RRA 12-UN-139	5.7	May 2018	TBD	TBD	Based on authorized ROE of 9.144% and a capital structure of 50% debt and 50% equity and reflects a $5.7 million annual increase in revenues, excluding the effects of the recently enacted TCJA. With the impact of the lower federal income tax rate considered, the annual increase is reduced by approximately $1.7 million.
Oklahoma (OCC)	PBRC PUD201800029	6.7	March 2018	TBD	TBD	Based on ROE of 10% and reflects a $6.7 million annual increase in revenues, excluding the effects of the recently enacted TCJA. With TCJA impacts considered, the annual increase is reduced by approximately $1.2 million, which includes the effects of a lower federal income tax rate and amortization of certain EDIT balances.

PBRC – Performance Based Rate Change; EDIT – Excess Deferred Income Taxes; RRA – Rate Rider Adjustment; TBD – To Be Determined

(1) Represents proposed increases when effective date and/or approval date is not yet available. Approved rates could differ materially

26

Reconciliation: Operating Income to Core Operating Income

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Estimated Amortization for Pre-Tax Equity Earnings

Associated with the Recovery of Certain Qualified Cost and Storm Restoration Costs

CenterPoint Energy

As of June 30, 2018

		TBC II	TBC III	TBC IV	SRBC	Total
Actual	2005	$ 213,804	$ -	$ -	$ -	**$ 213,804**
	2006	6,644,004	-	-	-	**6,644,004**
	2007	7,140,194	-	-	-	**7,140,194**
	2008	6,673,765	4,743,048	-		**11,416,813**
	2009	7,279,677	6,074,697	-	95,841	**13,450,215**
	2010	9,071,326	5,745,580	-	2,657,384	**17,474,291**
	2011	9,902,590	6,994,650	-	2,840,737	**19,737,978**
	2012	9,717,059	6,837,290	27,873,514	2,473,992	**46,901,855**
	2013	10,383,183	7,251,470	24,082,419	2,235,567	**43,952,640**
	2014	11,442,612	8,699,455	42,944,063	3,680,587	**66,766,717**
	2015	13,547,311	12,683,240	18,689,309	2,358,968	**47,278,828**
	2016	12,508,807	5,121,694	42,041,721	4,901,568	**64,573,791**
	2017	14,637,270	11,467,234	14,687,161	779,120	**41,570,784**
**	2018	13,334,484	10,216,703	42,612,571	4,559,362	**70,723,120**
Estimated	2019	5,153,962	7,826,957	28,478,493	2,788,238	**44,247,650**
	2020	-	673,947	31,625,372	2,983,521	**35,282,840**
	2021	-	-	32,874,239	3,182,052	**36,056,291**
	2022	-	-	34,240,437	1,917,615	**36,158,052**
	2023	-	-	35,666,030	-	**35,666,030**
	2024	-	-	28,969,782	-	**28,969,782**
		137,650,048	94,335,964	404,785,110	37,454,553	**674,225,675**

** The table provides

1) the pre-tax equity return recognized by CenterPoint Energy, Inc. (CenterPoint Energy) during each of the years 2005 through June 30, 2018 related to CenterPoint Energy Houston Electric, LLC's (CEHE) recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by CenterPoint Energy Transition Bond Company II, LLC (Transition BondCo II) and CenterPoint Energy Transition Bond Company III, LLC (Transition BondCo III) or CenterPoint Energy Transition Bond Company IV, LLC (Transition BondCo IV) or system restoration bonds by CenterPoint Energy Restoration Bond Company, LLC (System Restoration BondCo), as applicable and

2) the estimated pre-tax equity return currently expected to be recognized in each of the years July 1, 2018, through 2024 related to CEHE's recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by Transition BondCo II, Transition BondCo III or Transition BondCo IV or system restoration bonds by System Restoration BondCo, as applicable.

The amounts reflected for July 1, 2018, through 2024 are based on CenterPoint Energy's estimates as of June 30, 2018. However, the equity returns to be recognized in future periods with respect to each series of transition or system restoration bonds, as applicable, will be periodically subject to adjustment based on tariff adjustments for any overcollections or undercollections of transition charges or system restoration charges, as applicable. The equity return amounts reflected in the table are reported in the financial statements of CenterPoint Energy and CenterPoint Energy Houston Electric as revenues from electric transmission and distribution utility.

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